Exhibit 10.1

December 30, 2022

AlphaTime Acquisition Corp

500 5th Avenue, Suite 938

New York, NY 10110

Chardan Capital Markets, LLC

17 State Street, 21st Floor

New York, NY 10004

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among AlphaTime Acquisition Corp, a Cayman Islands exempted company (the “Company”), and Chardan Capital Markets LLC , as representative (the “Representative”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of up to 6,900,000 of the Company’s units (including up to 900,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one of the Company’s ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), one redeemable warrant and one right. Each whole warrant (each, a “Warrant”) entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment as described in the Prospectus (as defined below). Each right (a “Right”) entitles the holder to receive one-tenth of one Ordinary Share upon the completion of an initial business combination (“Business Combination”). The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units, Ordinary Shares, Warrants and Rights listed on The Nasdaq Global Market. Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Alphamade Holding LP (the “Sponsor”) and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each of the undersigned individuals, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.	The Sponsor and each Insider agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any Ordinary Shares (as defined below) owned by it, him or her in favor of any proposed Business Combination (including any proposals recommended by the Company’s Board of Directors in connection with such Business Combination) and (ii) not redeem any Ordinary Shares owned by it, him or her in connection with such shareholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, the Sponsor and each Insider agrees that it, he or she will not sell or tender any Ordinary Shares owned by it, him or her in connection therewith.

2.	The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 9 months (or up to 18 months if the Company extends the period of time to consummate a Business Combination as described in the Registration Statement) from the closing of the Public Offering, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association (as it may be amended from time to time, the “Charter”), the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ (as defined below) rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. The Sponsor and each Insider agrees to not propose any amendment to the Charter (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with our initial business combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the required time period set forth in the Charter or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. The Sponsor and each Insider hereby further waives, with respect to any Ordinary Shares held by it, him or her, if any, any redemption rights it, he or she may have in connection with (a) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination, or (b) a shareholder vote to approve an amendment to the Charter (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with our initial business combination or to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within the time period set forth in the Charter or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity or in the context of a tender offer made by the Company to purchase Offering Shares (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter).

3.	During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to, any Units, Ordinary Shares (including, but not limited to, Founder Shares), Warrants, Rights or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares (including, but not limited to, Founder Shares), Warrants, Rights or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each of the Sponsor, directors and officers acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or in the Securities Escrow Agreement (as defined below), the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply to any transfer permitted pursuant to the terms of the Securities Escrow Agreement provided that the transferee has agreed in writing to be bound by the same terms contained in this Letter Agreement.

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4.	In the event of the liquidation of the Trust Account, the Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has entered into, or discussed entering into, a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.18 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.18 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less taxes payable, (y) shall not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

5.	To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 900,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Initial Shareholders agree to forfeit, at no cost, a number of Founder Shares, to be split pro rata between them based on the number of Founder Shares they hold upon the consummation of the Public Offering, equal to 225,000 multiplied by a fraction, (i) the numerator of which is 1,725,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,725,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Founder Shares will represent an aggregate of 20.0% of the Company’s issued and outstanding Ordinary Shares after the Public Offering (not including Ordinary Shares underlying the Private Placement Units (as defined below)). The Initial Shareholders further agree that to the extent that the size of the Public Offering is increased or decreased, the Company will purchase or sell Units or effect a share repurchase or share capitalization, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the ownership of the Initial Shareholders prior to the Public Offering at 20.0% of its issued and outstanding Capital Shares upon the consummation of the Public Offering. In connection with such increase or decrease in the size of the Public Offering, then (A) the references to 1,725,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15% of the number of Public Shares included in the Units issued in the Public Offering and (B) the reference to 225,000 in the formula set forth in the first sentence of this paragraph shall be adjusted to such number of Founder Shares that the Initial Shareholders would have to surrender to the Company in order for the Initial Shareholders to hold an aggregate of 20.0% of the Company’s issued and outstanding Ordinary Shares after the Public Offering (not including Ordinary Shares underlying the Warrants, Rights or Private Placement Units).

6.	The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7, 8, 9, 10 and 11, as applicable, of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non- breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

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7.	The Sponsor and each Insider agrees that it, he or she shall place into escrow all of its, his or her Founder Shares and Private Placement Units pursuant to the terms of a Securities Escrow Agreement which the Company will enter into with each of the undersigned, as applicable, and an escrow agent acceptable to the Company (the “Securities Escrow Agreement”). Pursuant to the terms of the Securities Escrow Agreement, the Founder Shares and Private Placement Units (and underlying securities) held by the Sponsor and each Insider will not, subject to certain exceptions, be transferred, assigned, sold or released from escrow in the case of (i) 50% of the Founder Shares and Private Placement Units (and underlying securities) until the earlier to occur of: (A) six months after the date of the consummation of the Company’s initial Business Combination, or (B) the date on which the closing price of the Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s initial Business Combination and (ii) the remaining 50% of the Founder Shares and Private Placement Units (and underlying securities) until six months after the date of the consummation of the Company’s initial Business Combination, or earlier, in either case, if, subsequent to the Company’s initial Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their shares for cash, securities or other property.

8.	Each Insider agrees to be a director or officer of the Company, as applicable, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sponsor and each Insider’s FINRA questionnaire and director and officer questionnaire furnished to the Company and the Representative is true and accurate in all respects. The Sponsor and each Insider represents and warrants that it, he or she:

(a) has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) him or any partnership in which he was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(b) has never had a receiver, fiscal agent or similar officer appointed by a court for his business or property, or any such partnership;

(c) has never been convicted of fraud in a civil or criminal proceeding;

(d) has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e) has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f) has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to engage in any activity described in paragraph 7(e)(i) above, or to be associated with persons engaged in any such activity;

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(g) has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h) has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i) has never been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any federal or state securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j) has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k) has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l) was never subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m) has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined him from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n) has never been subject to any order of the SEC that orders him to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 10b-5 thereunder, and Section 206(1) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o) has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p) has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

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(q) is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r) is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Exchange Act or section 203(e) or 203(f) of the Advisers Act that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s) has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

9.	Except as disclosed in the Prospectus, neither the Sponsor nor any officer, nor any affiliate of the Sponsor or any officer, nor any director of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan and advances up to an aggregate of $300,000 made to the Company by the Sponsor; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial Business Combination, and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $300,000 of such loans may be convertible into working capital units at a price of $10.00 per unit at the option of the lender. The working capital units would be identical to the Private Placement Units, each consisting of one ordinary share and one private warrant with the same exercise price, exercisability and exercise period, subject to similar limited restrictions as compared to the units sold in the initial public offering.

10.	The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11.	The Sponsor and each Insider acknowledges and agrees that prior to the Company entering into a Business Combination with a target business that is affiliated with the Sponsor, any Insider or any of their respective affiliates, including any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which the Sponsor, any Insider or any of their respective affiliates is affiliated, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority (“FINRA”), or from an independent accounting firm, that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

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12.	As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Ordinary Shares” shall mean the Company’s Ordinary Shares (iii) “Founder Shares” shall mean the 1,725,000 Ordinary Shares issued and outstanding (up to 225,000 of which are subject to complete or partial forfeiture if the over-allotment option is not exercised by the Underwriters); (iv) “Initial Shareholders” shall mean the Sponsor and any Insider that holds Founder Shares; (v) “Private Placement Units” shall mean the 370,500 units (or 409,200 units if the over-allotment option is exercised in full) that the Sponsor has agreed to purchase for an aggregate purchase price of $3,705,000 (or $4,092,000 if the over-allotment option is exercised in full), or $10.00 per unit, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vi) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Units shall be deposited; and (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

13.	The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

14.	This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written, or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified, or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

15.	No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

16.	Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

17.	This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

18.	This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

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19.	This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

20.	Any notice, consent, or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

21.	The Sponsor and each Insider acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the Public Offering. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the company with respect to the subject matter hereof.

[Signature Page Follows]

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Sincerely,

ALPHAMADE HOLDING LP

By:	/s/ Taylor Zhang
Name:	Taylor Zhang
Title:	Manager

DIRECTORS AND OFFICERS

/s/ Xinfeng Feng
Name:	Xinfeng Feng

/s/ Dajiang Guo
Dajiang Guo

/s/ Jichuan Yang
Jichuan Yang

/s/ Li Wei
Li Wei

/s/ Michael Coyne
Michael Coyne

/s/ Wen He
Wen He

Acknowledged and Agreed:
ALPHATIME ACQUISITION CORP

By:	/s/ Xinfeng Feng
Name:	Xinfeng Feng
Title:	Chairwoman

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